EXHIBIT 10.4

FIRST AMENDMENT TO THE

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective May 24, 2005

The Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors, as amended and restated effective May 24, 2005 (the “Plan”) was amended pursuant to Section 7.1 of the Plan effective June 27, 2006 as follows:

The following paragraph is added at the end of Section 5.3 of the Plan:

Notwithstanding the foregoing or any other provision of the Plan, if an Awardee ceases to be a Non-Employee Director for any reason and is immediately thereupon or thereafter elected or appointed to serve as a Non-Employee Director, such Awardee’s service on the Board as a Non-Employee Director for purposes of this Plan shall be considered to continue without interruption. No forfeiture shall occur by reason of such cessation of service as a Non-Employee Director and resumption of status as a Non-Employee Director, and Awards under the Plan outstanding at the time of such cessation and resumption shall otherwise continue to vest in accordance with their terms and the terms and provisions of the Plan during such continuing Board service.

As evidence of the adoption of this amendment to the Plan, Massey Energy Company has caused this document to be signed by its undersigned officer effective this 27th day of June 2006.

MASSEY ENERGY COMPANY

/s/ Richard R. Grinnan
Name:	Richard R. Grinnan
Its:	Vice President and Corporate Secretary